UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 25, 2017, The William Carter Company, a wholly owned subsidiary of Carter’s, Inc. (the “Company”), amended and restated the terms of its existing $500 million revolving credit facility pursuant to a fourth amended and restated credit agreement to provide for a $750 million revolving credit facility. Capitalized terms used in the description below but not defined herein have the meanings given to such terms in the fourth amended and restated credit facility.

The terms of the fourth amended and restated credit facility are substantially similar to the terms of the Company’s third amended and restated credit facility, which was described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2015 (and that description is incorporated by reference herein), except for the following material changes:

•	the term of the facility was extended to August 25, 2022;

•	the size of the U.S. Dollar revolving credit facility was increased, and is now in the aggregate amount of $650.0 million (including a $100.0 million sub-limit for letters of credit and a swing line sub-limit of $70 million); and

•	the size of the incremental facilities was increased, and is now in an aggregate amount not to exceed $425.0 million (which includes $350.0 million with respect to the U.S. Dollar revolving credit facility and $75.0 million with respect to the Multicurrency revolving credit facility), plus an unlimited amount with respect to U.S. Dollar credit facility so long as, after giving effect to such incremental facility, the Consolidated First Lien Leverage Ratio does not exceed 2.25:1.00.

Under the fourth amended and restated credit facility, The William Carter Company and its domestic subsidiaries will continue to grant to the Collateral Agent, for the benefit of the lenders, valid and perfected first priority security interests in substantially all of their present and future assets, excluding certain customary exceptions, and guarantee the obligations of the Borrowers. In addition, The Genuine Canadian Corp., as Canadian Borrower continues to guarantee the obligations of Carter’s Holdings B.V., as Dutch Borrower, and the Dutch Borrower continues to guarantee the obligations of the Canadian Borrower, in each case, under the fourth amended and restated credit facility.

The fourth amended and restated credit facility provides liquidity to be used for ongoing working capital purposes and for general corporate purposes.

The fourth amended and restated credit facility is by and among The William Carter Company, as U.S. Borrower, The Genuine Canadian Corp., as Canadian Borrower, Carter’s Holdings B.V., as Dutch Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Dollar Facility Swing Line Lender, U.S. Dollar Facility L/C Issuer and Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, J.P. Morgan Europe Limited, as European Agent, JPMorgan Chase Bank, N.A., London Branch, as a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, Bank of America, N.A. and Bank of Montreal, as Co-Syndication Agents, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as Joint Lead Arrangers and Bookrunners, Branch Banking & Trust Company, HSBC Securities (USA) Inc., Royal Bank of Canada, SunTrust Bank, U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents and certain other lenders party thereto.

The foregoing description of the fourth amended and restated credit facility does not purport to be complete and is qualified in its entirety by reference to the fourth amended and restated credit facility, which is filed with this Current Report as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Fourth Amended and Restated Credit Agreement, dated as of August 25, 2017, by and among The William Carter Company, as U.S. Borrower, The Genuine Canadian Corp., as Canadian Borrower, Carter’s Holdings B.V., as Dutch Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Dollar Facility Swing Line Lender, U.S. Dollar Facility L/C Issuer and Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, J.P. Morgan Europe Limited, as European Agent, JPMorgan Chase Bank, N.A., London Branch, as a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, Bank of America, N.A. and Bank of Montreal, as Co-Syndication Agents, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as Joint Lead Arrangers and Bookrunners, Branch Banking & Trust Company, HSBC Securities (USA) Inc., Royal Bank of Canada, SunTrust Bank, U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents and certain other lenders party thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2017	CARTER’S, INC.

	By:	/s/ Michael C. Wu
	Name:	Michael C. Wu
	Title:	Senior Vice President, General Counsel and Secretary